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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF WHEELING ISLAND GAMING, INC.


1.       WDRA Food Service, Inc., a West Virginia corporation

2.       Wheeling Land Development Corp., a West Virginia corporation